                          DEBENTURE PURCHASE AGREEMENT

         This Debenture Purchase Agreement (the "Agreement") is made and entered into as of this 5th day of August, 1999, by and between Alliance Equities, a Florida corporation (the "Purchaser"), and Kanakaris
Communications, Inc., a Nevada corporation (the "Company").

                                    RECITALS

         A. In order to provide working capital and financing for the Company's expansion, the Purchaser will purchase up to $1.2 million of the Company's 10% Convertible Subordinated Debentures (the "Debentures"). The Purchaser will make the funds available to the Company, and the Company will draw funds and issue Debentures to the Purchaser as the Company needs the funding.

         B. The Company desires to issue and sell the Debentures to the Purchaser and the Purchaser desires to purchase the Debentures from the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                                     AGREEMENT

         1.       PURCHASE OF THE DEBENTURES.

                  1.1 FUNDING. Upon execution hereof, Purchaser shall deposit ---------- Thousand Dollars ($--0,000) with the Company, which shall be used by the Company as provided for herein.

                  1.2 PURCHASE OF THE DEBENTURES. Subject to the terms and conditions of this Agreement, and subject to compliance with all applicable federal and state securities laws, the Purchaser hereby purchases from the Company and the Company hereby issues and sells to the Purchaser Debentures, in substantially the form as set forth in Exhibit B attached hereto, in the aggregate amount of up to One Million Two Hundred Thousand Dollars ($1,200,000). Concurrent with the execution and delivery of this Agreement, the Purchaser shall purchase and the Company shall issue and sell a Debenture in the amount of ----------- Thousand Dollars ($---,000)]. Thereafter, whenever the Company accepts funds and issue additional Debentures, the Company shall give the Purchaser at least five (5) business days prior written notice, and shall issue and deliver to the Purchaser a Debenture in the face amount of the amount to be drawn.

                  1.3 REGISTRATION RIGHTS AGREEMENT. Concurrent with the execution and delivery of this Agreement, the parties will execute and deliver the Registration Rights Agreement in substantially the form as set forth in Exhibit C attached hereto

         2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

                  2.1 ORGANIZATION, STANDING, AND POWER. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

                  2.2 EXECUTION, DELIVERY, AND PERFORMANCE. The execution, delivery, and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated herein have been approved by all requisite action by the Purchaser. This Agreement has been duly and validly executed and delivered on behalf of the Purchaser and constitutes a valid and binding obligation of the Purchaser.

                  2.3 NO VIOLATION. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of the organizational documents of the Purchaser, violate any statute, law, or any judgment, decree, order, regulation, or rule of any court or governmental authority, or cause a breach of or default under, with or without any notice or the lapse of time or both, any provision of any agreement or instrument to which the Company is a party or by which any of its properties are affected.

                  2.4 NO BROKERS OR FINDERS. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the purchase of the Debentures.

                  2.5      SECURITIES LAWS REPRESENTATIONS.

                           (a)      The Purchaser is an "Accredited
Investor," as such term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                           (b)      The Purchaser is acquiring the Debentures
solely for the Purchaser's own account and not as a nominee or agent for any third party, for investment purposes only, and not with a view to or for sale in connection with any distribution. The Purchaser does not have any contract, undertaking, agreement, or arrangement with any person to sell or transfer the Debentures or grant participations in the Debentures to such person or to any third person.

                           (c)      The Purchaser understands that the sale
of the Debentures, and the issuance of shares (the "Shares") of the Company's common stock (the "Common Stock") on conversion of the Debentures, has not been registered under the Securities Act, or registered or qualified under the securities laws of any (collectively, the "Securities Laws"), in reliance upon exemptions from such registration and qualification requirements, and that such exemptions are dependent in part on the representations made herein. The Purchaser understands that any subsequent resale of the Debentures or the Shares must either be registered and/or qualified pursuant to the Securities Laws or be pursuant to an exemption from registration and qualification contained in the Securities Laws or the rules and regulations thereunder.

                           (d)      The Purchaser underst- 8 - ands that
since the sale of the Debentures has not been registered or qualified under the Securities Laws, the Purchaser must bear the economic risk of an investment in the Debentures for an indefinite period of time. The Purchaser understands that the Company has no obligation to register or qualify the Debentures for resale under the Securities Laws or to take any action (including but not limited to the filing of reports or the publication of information required by Rule 144 under the Securities Act) that would make available any exemption from such registration and/or qualification requirements. The Purchaser further understands that while the Company has an obligation to register the Shares for resale, there are certain restrictions on such obligation and further restrictions and delays in the registration process, such that timely registration of the Shares for resale may not be available when the Purchaser desires.

                           (e)      The Purchaser understands that the
purchase of the Debentures involves certain risks, and the Purchaser has taken full cognizance of and understand all the risks related to the purchase of the Debentures. The Purchaser has the knowledge, sophistication, and experience in financial and business matters to be capable of fully evaluating the merits and risks of the purchase of the Debentures, to be capable of fully understanding the information provided by the Company, and to be able to protect the Purchaser's interests in connection with the purchase of the Debentures. The Purchaser is capable of bearing the economic risk of a complete loss of the Purchaser's investment in the Debentures. The Purchaser was not formed for the purpose of purchasing the Debentures.

                           (f)      The Purchaser has undertaken an
independent investigation of the investment in the Debentures and of the business potential of the Company as a prudent, sophisticated investor would deem appropriate for an investment in the Debentures. The Purchaser believes that the Purchaser has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Debentures. The Purchaser has had the opportunity to ask questions and receive answers from the Company concerning its businesses and financial condition and the terms and conditions of the purchase of the Debentures and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser has a pre-existing business or personal relationship with the Company or its officers, directors, or controlling persons, which is of such a nature and duration as has enabled the Purchaser, as a reasonably prudent investor, to be aware of the character, business acumen, and general business and financial circumstances of the Company or such persons connected with the Company.

                           (g)      The Purchaser understands that the
Company will issue stop transfer instructions to its transfer agent with respect to the Debentures and the Shares, and that the certificates evidencing the Debentures and the Shares will contain the following restrictive transfer legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. NO OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF LEGAL COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OR ENCUM-

          BRANCE IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE REGISTRATION AND/OR QUALIFICATION
          PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.

                           (h)      The Purchaser understands that neither
the Securities and Exchange Commission (the "SEC") nor the securities administrator of any state has issued any finding or determination relating to the fairness of an investment in the Debentures and that neither the SEC nor the securities administrator of any state has or will recommend or endorse any such investment.

                           (i)      The investment in the Debentures does not
exceed ten percent (10%) of the Purchaser's net worth.

                  2.6      INVESTMENT REPRESENTATIONS.

                           (a)      The Purchaser understands that the
Debentures are speculative and that an investment in the Company involves a high degree of risk.

                           (b)      The Purchaser understands that the
Company has experienced operating losses in the last two years, and that the Company may experience operating losses in the future. There are no assurances that the Company will achieve profitability and report net income.

                           (c)      The Purchaser understands that the has
only a limited operating history upon which the Purchaser may evaluate its performance. The Company's prospects must be considered in light of the risks, difficulties, expenses, and delays encountered in a company with limited operating history. The Purchaser understands that there are no assurances that the Company will be successful or achieve profitability.

                           (d)      The Purchaser understands that the
Company is in the growth stage of its development, and its operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of an existing business, the implementation of the Company's business plan, and the competitive environment in which the Company operates.

                           (e)      The Purchaser understands that the
financial projections included in the materials presented to the Purchaser represent the manager's estimates as to the future financial performance of the Company based upon certain assumptions and courses of action that the Company plans to undertake. Among the material assumptions are that the Company will receive the funding at the times and in the amounts indicated, achieve the projected sales revenues, and control costs as indicated. However, there will usually be differences between the financial projections and the actual results experienced because events and circumstances frequently do not occur as expected, and those differences may be material. In addition, the further the projections are for the future, the greater the likelihood that actual results will differ materially from the projections. There are no assurances that the Company will perform as set forth in the financial projections, or that the assumptions on which the projections are based will occur or will occur at the times indicated.

                           (f)      The Purchaser understands that there is
no trading market for the Debentures and that the Company does not anticipate that a trading market will develop, or if developed, will continue. If no market develops, it may be difficult or impossible for the Purchaser to resell the Debentures should the Purchaser desire to do so. There are no assurances that the Purchaser will be able to resell the Debentures, or if the Purchaser is able to resell, that the Purchaser will be able to resell the Debentures at the purchase price.

                           (g)      The Purchaser understands that there is
only a thin trading market for the Common Stock and that there are no assurances that a trading market will develop with sufficient volume to enable the Purchaser to easily sell the Shares, or if developed, will continue. If no market with sufficient trading volume develops, it may be difficult or impossible for the Purchaser to resell the Shares should the Purchaser desire to do so. There are no assurances that the Purchaser will be able to resell the Shares, or if the Purchaser is able to resell, that the Purchaser will be able to resell the Shares at the purchase price.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

                  3.1 ORGANIZATION, STANDING, AND POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

                  3.2 EXECUTION, DELIVERY, AND PERFORMANCE. The execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated herein have been approved by all requisite action by the Company. This Agreement has been duly and validly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company.

                  3.3 NO VIOLATION. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of the organizational documents of the Company, violate any statute, law, or any judgment, decree, order, regulation, or rule of any court or governmental authority, or cause a breach of or default under, with or without any notice or the lapse of time or both, any provision of any agreement or instrument to which the Company is a party or by which any of its properties are affected.

                  3.4 CAPITALIZATION. The Company is authorized to issue up to one hundred million (100,000,000) shares of Common Stock, par value $.001 per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share. Other than the outstanding shares of preferred stock, the Company has no outstanding options, warrants, or rights to purchase shares of Common Stock or securities convertible into shares of Common Stock.

         4. CONDITIONS TO THE ISSUANCE OF THE DEBENTURES. Other than the issuance of the Debenture concurrent with the execution and delivery of this Agreement, each draw upon funds and issuance of a Debenture therefor shall be subject to the following conditions, unless waived in writing by the party that is the beneficiary of such condition:

                  4.1 REPRESENTATIONS AND WARRANTIES TRUE. All of the representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct as of the date of the draw, and the Company shall deliver to the Purchaser a certificate executed by the Company's President attesting thereto; provided that any change in the Company's capitalization as set forth in Section 3.4 of this Agreement shall be set forth in such certificate. All of the representations and warranties of the Purchaser contained in Section 2 of this Agreement shall be true and correct as of the date of the draw, and all such representations and warranties shall be deemed to be correct and the Company shall have the right to rely upon them unless the Purchaser shall have notified the Company in writing prior to the draw.

                  4.2 NOTICE. The Company shall have given the Purchaser written notice at least five (5) business days prior to drawing on the funds.

                  4.3 DELIVERY TO THE PURCHASER. The Company shall have delivered to the Purchaser (i) a duly executed Debenture in an amount equal to the draw, and (ii) a solvency certificate executed by the Company's Chief Financial Officer.

                  4. NO DEFAULT. The Company shall not be in default under the Debentures.

         5.       INDEMNIFICATION.

                  5.1 INDEMNIFICATION. Each party (the "Indemnifying Party") shall indemnify, save, defend, and hold the other party (the "Indemnified Party") harmless from and against any and all claims, demands, expenses, lawsuits, liabilities, and losses, including but not limited to penalties, interest, court costs, and attorneys' fees, arising out of or in connection with any breach of a representation or warranty of the Indemnifying Party contained in this Agreement.

                  5.2 NOTICE OF CLAIM. Promptly after the receipt by the Indemnified Party of any notice of a claim or the commencement of any action, suit, or proceeding, the Indemnified Party shall give the Indemnifying Party written notice of such claim or the commencement of such action, suit, or proceeding. The written notice shall include the nature, amount, and cause of any claim for indemnification in reasonable detail.

                  5.3 DEFENSE. Upon receipt of a written notice of a claim from the Indemnified Party, the Indemnifying Party shall provide a defense of the claim to the Indemnified Party, including legal counsel selected by the Company and reasonably acceptable to the Purchaser. The Indemnified Party may employ separate legal counsel, but such separate legal counsel shall be at the Indemnified Party's own cost and expense, unless the Indemnifying Party fails or refuses to provide a defense. The Indemnifying Party shall have the exclusive authority to settle any claim, so long as such compromise or settlement does not adversely affect the Indemnified Party. The Indemnifying Party shall have no liability for any settlement made without its prior written consent. The Indemnified Party shall use its best efforts to assist the Indemnifying Party is the defense of the claim and shall make available all information and assistance that the Indemnifying Party may reasonably request in connection with such defense.

         6.       GENERAL PROVISIONS.

                  6.1 AMENDMENT. All amendments or modifications of this Agreement shall be in writing and shall be signed by each of the parties hereto.

                  6.2 WAIVER. Any waiver of any right, power, or privilege hereunder must be in writing and signed by the party being charged with the waiver. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                  6.3 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally or sent by overnight courier, by telecopier with confirmation by first class mail, or by certified mail, return receipt requested. Notices delivered personally or sent by overnight courier or telecopier with confirmation by first class mail shall be effective on the date first received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails. Notices shall be given to the parties at the following respective addresses, or to such other addresses as any party shall designate in writing:

If to the Company:                          Mr. Alex Kanakaris
                                            President
                                            Kanakaris Communications, Inc.
                                            3303 Harbor Boulevard
                                            Suite F-3
                                            Costa Mesa, California  90265
                                            Telephone:        (714) 444-0560
                                            Telecopier:       (714) 549-8970

With a copy to:                             Gerard N. Casale, Jr., Esq.
                                            Casale Coffee Nojima, LLP
                                            11755 Wilshire Boulevard
                                            Suite 1200
                                            Los Angeles, California  90025
                                            Telephone:        (310) 312-1860
                                            Telecopier:       (310) 477-3481

If to the Purchaser:
                                            President
                                            Alliance Equities


                                            Telephone:
                                            Telecopier:

                  6.4 SUCCESSORS AND ASSIGNS. This Agreement and each of its provisions shall be binding upon and shall inure to the benefit of the parties hereto and their respective administrators, successors, and assigns. Notwithstanding the immediately preceding sentence, neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent the other party may withhold in its sole and absolute discretion.

                  6.5 LAW GOVERNING. This Agreement has been negotiated, executed, and delivered and shall be performed in the State of California and shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard for its conflict of laws rules. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and any United States District Court situated in the State of California for the purposes of construing and enforcing this Agreement.

                  6.6 ATTORNEYS' FEES. Should a lawsuit be commenced to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees in addition to any other recovery to which such party may be entitled.

                  6.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including by facsimile transmission, all of which together shall constitute a single instrument.

                  6.8 SEVERABILITY OF PROVISIONS. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                  6.9 INTEGRATION. This Agreement constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof, all of which are merged herein.

                  6.10 EXPENSES. Except as otherwise set forth herein, each party shall bear all of its own expenses incurred in negotiating and performing this Agreement.

                  6.11 CONSTRUCTION. The headings in the sections and paragraphs of this Agreement are for convenience only and shall not constitute a part hereof. Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely. The terms and all parts of this Agreement shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Alliance Equities                             Kanakaris Communications, Inc.



By:   ______________________________      By:  ______________________________
      Richard Epstein                          Alex Kanakaris
      President                                President